CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1998 included in Knight Transportation, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registation statement.



                                        /s/ Arthur Andersen LLP

Phoenix, Arizona,
 January 19, 1999